Exhibit 99.1

News Release

PartnerRe Ltd. Reports Fourth Quarter and Full Year 2013 Results

•	Fourth Quarter Operating Earnings per share of $2.91; Net Income per share of $4.76

•	Fourth Quarter Annualized Operating ROE of 11.5%; Annualized Net Income ROE of 18.9%

•	Full Year Operating Earnings per share of $12.79; Net Income per share of $10.58

•	Full Year Annualized Operating ROE of 12.7%; Annualized Net Income ROE of 10.5%

•	Book Value of $109.26 per share, up 3.5% for the quarter and up 8.3% year-to-date

•	Tangible Book Value of $98.49 per share, up 3.8% for the quarter and up 8.4% year-to-date

PEMBROKE, Bermuda, February 3, 2014 – PartnerRe Ltd. (NYSE: PRE) today reported a net income of $271.8 million, or $4.76 per share for the fourth quarter of 2013. This includes net after-tax realized and unrealized gains on investments of $91.8 million, or $1.70 per share. Net income for the fourth quarter of 2012 was $111.5 million, or $1.56 per share, including net after-tax realized and unrealized losses on investments of $7.4 million, or $0.12 per share. The Company reported operating earnings of $157.4 million, or $2.91 per share, for the fourth quarter of 2013. This compares to operating earnings of $95.7 million, or $1.55 per share, for the fourth quarter of 2012.

Net income for the full year 2013 was $664.0 million, or $10.58 per share. This includes net after-tax realized and unrealized losses on investments of $127.2 million, or $2.25 per share. Net income for the full year 2012 was $1,134.5 million, or $16.87 per share, including net after-tax realized and unrealized gains on investments of $392.0 million, or $6.17 per share. Operating earnings for the full year 2013 were $721.7 million, or $12.79 per share. This compares to operating earnings of $663.8 million, or $10.43 per share, for the full year 2012.

Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity investments and the loss on redemption of preferred shares, and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on results, PartnerRe President & Chief Executive Officer Costas Miranthis said, “We had a strong fourth quarter to finish 2013. We generated an 11.5% operating ROE for the quarter, and close to 19% net income ROE, reflecting a gain in one of our insurance investments. For the year, despite significant mark to market losses on our fixed income portfolio resulting from higher risk free rates, we increased our tangible book value per share by 8.4% while maintaining an attractive dividend yield.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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“Last week, we announced the results of our Non-life treaty renewal,” Mr. Miranthis added. “Despite challenging market conditions, the strength of our global franchise allowed us to modestly grow our portfolio while we maintained our usual underwriting discipline. We also had good production in our Life & Health operations which continue to grow profitably. I am confident that the strength of our client relationships and our technical skills in evaluating a broad range of risk will continue to differentiate us in the years to come.”

Highlights for the fourth quarter and full year 2013 compared to the same periods in 2012 include:

Results of operations:

•

For the fourth quarter, net premiums written of $1.2 billion were up 29%. The increase was reported across all Non-life sub-segments, except the Catastrophe sub-segment, and the Life and Health segment. The increase was primarily related to new business in the Global Specialty and North America sub-segments, the inclusion of PartnerRe Health’s (previously referred to as Presidio) business in the Life and Health segment and new business in the Global (Non-U.S.) P&C sub-segment. For the full year 2013, net premiums written of $5.4 billion were up 18%. The increase was reported across all Non-life sub-segments, except for the Catastrophe sub-segment, and the Life and Health segment primarily due to the same factors discussed above for the fourth quarter.

•

For the fourth quarter, net premiums earned of $1.4 billion were up 22%. The increase was primarily driven by the same factors discussed above for net premiums written for the fourth quarter. For the full year 2013, net premiums earned of $5.2 billion were up 16%, primarily due to the same factors discussed above for net premiums written for the full year.

•

For the fourth quarter, the Non-life combined ratio was 88.0%. The combined ratio includes 3.5 points (or $41 million, net of premium and commission adjustments) of gross charges related to the 2013 underwriting year U.S. agricultural portfolio, which largely reflects reversing profits recognized in prior quarters. The combined ratio also benefited from favorable prior year development of 14.9 points (or $173 million). All Non-life sub-segments, except the Catastrophe sub-segment, experienced net favorable development on prior accident years during the fourth quarter of 2013. For the full year 2013, the Non-life combined ratio was 85.3%. The combined ratio included 3.4 points (or $142 million, net of premium, retrocession and commission adjustments) of losses related to the German hailstorms, the Alberta floods and the European floods (the “2013 Catastrophe Events”) and benefited from favorable prior year development of 17.0 points (or $721 million). All Non-life sub-segments experienced net favorable development on prior accident years during the full year 2013.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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•

For the fourth quarter and the full year 2013, other operating expenses included a pre-tax charge of $12 million and $58 million, respectively, related to the restructuring of the Company’s business support and Global Non-life operations, which was announced in April 2013. After-tax, these charges decreased the fourth quarter and the full year annualized operating ROE by 0.6% and 0.7%, respectively. Additionally, operating expenses for the fourth quarter and full year 2013 reflect higher bonus accruals as a result of favorable 2013 financial performance.

•

For the fourth quarter and the full year 2013, net investment income of $114 million and $484 million, respectively, was down 16%, on a constant foreign exchange basis. The decrease in net investment income primarily reflects lower reinvestment rates.

•

For the fourth quarter, pre-tax net realized and unrealized investment gains were $99 million primarily reflecting an unrealized gain on an investment in an insurance company that completed an initial public offering in the fourth quarter, improvements in worldwide equity markets and narrower credit spreads, which were partially offset by increases in risk-free interest rates. For the full year 2013, pre-tax net realized and unrealized investment losses were $161 million primarily reflecting increases in risk-free rates, which was partially offset by improvements in equity markets, narrower credit spreads and the unrealized gain described in the fourth quarter result.

•

For the fourth quarter, the effective tax rate on operating earnings and non-operating earnings was 6% and (1%), respectively. For the full year 2013, the effective tax rate on operating earnings and non-operating earnings was 11% and 27%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $17.4 billion at December 31, 2013, down 3% compared to December 31, 2012.

•	Net Non-life loss and loss expense reserves were $10.4 billion at December 31, 2013, comparable to December 31, 2012.

•	Net policy benefits for life and annuity contracts were $2.0 billion at December 31, 2013, up 10% compared to December 31, 2012.

•

Total capital was $7.5 billion at December 31, 2013, down 3% compared to December 31, 2012 primarily driven by share repurchases and common and preferred dividend payments, which were partially offset by net income for the full year 2013.

•

The Company repurchased approximately 1.0 million common shares at a total cost of approximately $101 million during the fourth quarter of 2013. The average repurchase price of $99.41 per share represents a 5.8% discount to September 30, 2013 diluted book value per share. Since January 1, 2014, the Company has repurchased 615 thousand common shares at a total cost of approximately $61 million. At January 31, 2014, approximately 4.3 million common shares remained under the current repurchase authorization.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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•

Total shareholders’ equity attributable to PartnerRe was $6.7 billion at December 31, 2013, down 3% compared to December 31, 2012. The decrease was driven by the factors described above for total capital.

•

Book value per common share was $109.26 at December 31, 2013, a record high for PartnerRe, up 8.3% compared to $100.84 at December 31, 2012. Tangible book value per common share was $98.49 at December 31, 2013, up 8.4% compared to $90.86 at December 31, 2012. The increases were primarily driven by net income and the accretive impact of share repurchases, which were partially offset by common and preferred dividend payments.

Segment and sub-segment highlights for the fourth quarter and the full year 2013 compared to the same periods in 2012 include:

Non-life:

•

For the fourth quarter, the Non-life segment’s net premiums written were up 30%. The increase was reported across all Non-life sub-segments, except the Catastrophe sub-segment, which reported a modest decrease of $7 million. For the full year 2013, net premiums written were up 18%. The increase was reported across all Non-life sub-segments.

•

For the fourth quarter, the North America sub-segment’s net premiums written were up 25% primarily driven by new business in the agriculture line of business and, to a lesser extent, an upward premium adjustment in the agriculture line of business related to the 2013 U.S. crop year losses. This sub-segment reported a technical ratio of 93.7%, which included 16.1 points (or $67 million) of net favorable prior year loss development and 9.8 points (or $41 million, net of premium and commission adjustments), of gross charges related to the 2013 underwriting year U.S. agricultural book. For the full year 2013, the North America sub-segment’s net premiums written were up 30% due to new business written in the agriculture, casualty and structured property lines of business. This sub-segment reported a technical ratio of 86.5%, which included 14.5 points (or $223 million) of net favorable prior year loss development, 0.8 points (or $12 million) of gross charges, net of premium and commission adjustments, related to the 2013 underwriting year U.S. agricultural portfolio, and 0.9 points (or $14 million) of losses related to the Alberta floods.

•

For the fourth quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were up 52%, or 54% on a constant foreign exchange basis, primarily due to new business in the motor line of business. This sub-segment reported a technical ratio of 80.9%, which included 22.9 points (or $49 million) of net favorable prior year

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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loss development. For the full year 2013, the Global (Non-U.S.) P&C sub-segment’s net premiums written were up 19% primarily due to new motor business. This sub-segment reported a technical ratio of 76.6%, which included 24.2 points (or $180 million) of net favorable prior year loss development and 1.5 points (or $11 million) of losses related to the European floods and the German hailstorms.

•

For the fourth quarter, the Global Specialty sub-segment’s net premiums written were up 33% or 32% on a constant foreign exchange basis, primarily due to new business in the specialty casualty, agriculture and marine lines of business and upward premium adjustments in the engineering line of business. This sub-segment reported a technical ratio of 79.0%, which included 14.8 points (or $61 million) of net favorable prior year loss development. For the full year 2013, the Global Specialty sub-segment’s net premiums written were up 12% or 11% on a constant foreign exchange basis, primarily due to new business in the agriculture, multi-line and specialty casualty lines of business. This sub-segment reported a technical ratio of 85.1%, which included 15.1 points (or $227 million) of net favorable prior year loss development and 1.0 points (or $15 million) of losses related to the Alberta floods and the European floods.

•

For the fourth quarter, which is traditionally a quiet catastrophe renewal period, the Catastrophe sub-segment’s net premiums written were down $7 million, on a constant foreign exchange basis, to $17 million. This sub-segment reported a technical ratio of 52.7%, which included 3.7 points (or $4 million) of net adverse prior year loss development. For the full year 2013, the Catastrophe sub-segment’s net premiums written were down 1%, or up 1% on a constant foreign exchange basis. This sub-segment reported a technical ratio of 38.7%, which included 20.1 points (or $91 million) of net favorable prior year loss development and 25.0 points (or $102 million) of losses, net of reinstatement premiums and retrocession, related to the 2013 Catastrophe events.

Life and Health:

•

For the fourth quarter, the Life and Health segment’s net premiums written were up 26%, or 25% on a constant foreign exchange basis, primarily due to the inclusion of PartnerRe Health’s net premiums written and, to a lesser extent, growth in the short-term mortality line of business. For the full year 2013, the Life and Health segment’s net premiums written were up 20% on a constant foreign exchange basis, primarily due to the same factors describing the fourth quarter.

•

For the fourth quarter, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and operating expenses, increased to $13 million compared to $5 million in the same period of 2012. The increase was primarily due to a higher level of net favorable prior year loss development and the

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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inclusion of PartnerRe Health. For the full year 2013, the Life and Health segment’s allocated underwriting result increased to $73 million compared to $48 million in the same period of 2012 primarily due to the same factors describing the fourth quarter.

Corporate and Other:

•

For the fourth quarter, investment and capital markets activities contributed income of $201 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $93 million was included in pre-tax operating earnings and income of $108 million related to net realized and unrealized gains on investments and earnings from equity investee companies was included in pre-tax non-operating earnings. For the full year 2013, investment and capital markets activities contributed income of $280 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $421 million was included in pre-tax operating earnings and losses of $141 million related to net realized and unrealized losses on investments and earnings from equity investee companies was included in pre-tax non-operating losses.

•

For the fourth quarter and full year 2013, other operating expenses included a pre-tax charge of $12 million and $58 million, respectively, related to the restructuring of the Company’s business support and Global Non-life operations, which was announced in April 2013.

Separately, as announced by the Company on January 29, 2014, the Board of Directors increased the annual common share dividend by 5%, marking the twenty-first consecutive year that the Company has increased the common share dividend since its inception in 1993. The Board declared a quarterly dividend of $0.67 per common share. The dividend will be payable on February 28, 2014 to common shareholders of record on February 18, 2014.

The Company has posted its fourth quarter 2013 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.

The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, February 4. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (866)-249-5224 or, from outside the United States, by dialing (480)-293-0646. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares. Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares and certain after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, and the after-tax interest in earnings/losses of equity investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities). The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company. The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the weighted average number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2013, total revenues were $5.5 billion. At December 31, 2013, total assets were $23.0 billion, total capital was $7.5 billion and total shareholders’ equity attributable to PartnerRe was $6.7 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd. (441) 292-0888 Investor Contact: Robin Sidders Media Contact: Celia Powell	Sard Verbinnen & Co. (212) 687-8080 Drew Brown/Daniel Goldstein

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income

(Expressed in thousands of U.S. dollars, except share and per share data)

(Unaudited)

	For the three months ended December 31, 2013	For the three months ended December 31, 2012	For the year ended December 31, 2013	For the year ended December 31, 2012

Revenues
Gross premiums written	$1,190,761	$931,434	$5,569,706	$4,718,235

Net premiums written	$1,186,002	$920,288	$5,396,526	$4,572,860
Decrease (increase) in unearned premiums	235,422	247,852	(198,316)	(86,921)

Net premiums earned	1,421,424	1,168,140	5,198,210	4,485,939
Net investment income	114,351	135,669	484,367	571,338
Net realized and unrealized investment gains (losses)	99,419	5,113	(160,735)	493,409
Other income	3,361	3,777	16,565	11,920

Total revenues	1,638,555	1,312,699	5,538,407	5,562,606

Expenses
Losses and loss expenses and life policy benefits	879,014	800,851	3,157,808	2,804,610
Acquisition costs	318,738	245,520	1,077,628	936,909
Other operating expenses (1)	131,125	112,319	500,466	411,374
Interest expense	12,236	12,227	48,929	48,895
Amortization of intangible assets	6,044	5,120	27,180	31,799
Net foreign exchange losses	8,382	3,341	18,203	175

Total expenses	1,355,539	1,179,378	4,830,214	4,233,762

Income before taxes and interest in earnings of equity investments	283,016	133,321	708,193	1,328,844
Income tax expense	11,078	22,826	48,416	204,284
Interest in earnings of equity investments	3,988	1,026	13,665	9,954

Net income	275,926	111,521	673,442	1,134,514

Net income attributable to noncontrolling interests	(4,138)	—	(9,434)	—

Net income attributable to PartnerRe	271,788	111,521	664,008	1,134,514

Preferred dividends	14,184	15,405	57,861	61,622
Loss on redemption of preferred shares	—	—	9,135	—

Net income attributable to PartnerRe common shareholders	$257,604	$96,116	$597,012	$1,072,892

Operating earnings attributable to PartnerRe common shareholders	$157,405	$95,671	$721,733	$663,791

Comprehensive income attributable to PartnerRe	$265,577	$104,603	$641,173	$1,157,755

Per share data attributable to PartnerRe common shareholders:
Earnings per common share:
Basic operating earnings	$2.97	$1.58	$13.03	$10.55
Net realized and unrealized investment gains (losses), net of tax	1.73	(0.13)	(2.30)	6.23
Net foreign exchange gains, net of tax	0.07	0.12	0.05	0.13
Loss on redemption of preferred shares	—	—	(0.16)	—
Interest in earnings of equity investments, net of tax	0.09	0.01	0.16	0.14

Basic net income	$4.86	$1.58	$10.78	$17.05

Weighted average number of common shares outstanding	53,013,136	60,643,216	55,378,980	62,915,992

Diluted operating earnings (1)	$2.91	$1.55	$12.79	$10.43
Net realized and unrealized investment gains (losses), net of tax	1.70	(0.12)	(2.25)	6.17
Net foreign exchange gains, net of tax	0.07	0.12	0.04	0.13
Loss on redemption of preferred shares	—	—	(0.16)	—
Interest in earnings of equity investments, net of tax	0.08	0.01	0.16	0.14

Diluted net income	$4.76	$1.56	$10.58	$16.87

Weighted average number of common shares and common share equivalents outstanding	54,165,736	61,627,207	56,448,105	63,615,748
Dividends declared per common share	$0.64	$0.62	$2.56	$2.48

(1)

Income before taxes and interest in earnings of equity investments includes an expense related to the restructuring of the Company’s business support operations and Global Non-life operations of $12.2 million and $57.9 million, or $0.22 and $1.03 per diluted share, pre-tax, for the three months and the year ended December 31, 2013, respectively.

PartnerRe Ltd. Consolidated

Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	December 31, 2013	December 31, 2012
Assets
Investments:
Fixed maturities, trading securities, at fair value	$13,593,303	$14,395,315
Short-term investments, trading securities, at fair value	13,546	150,552
Equities, trading securities, at fair value	1,221,053	1,094,002
Other invested assets	320,981	333,361

Total investments	15,148,883	15,973,230
Funds held – directly managed	785,768	930,741
Cash and cash equivalents, at fair value, which approximates amortized cost	1,496,485	1,121,705
Accrued investment income	185,717	184,315
Reinsurance balances receivable	2,465,713	1,991,991
Reinsurance recoverable on paid and unpaid losses	308,892	348,086
Funds held by reinsured companies	843,081	805,489
Deferred acquisition costs	644,952	568,391
Deposit assets	351,905	257,208
Net tax assets	14,133	25,098
Goodwill	456,380	456,380
Intangible assets	187,090	214,270
Other assets	149,296	103,528

Total assets	$23,038,295	$22,980,432

Liabilities
Unpaid losses and loss expenses	$10,646,318	$10,709,371
Policy benefits for life and annuity contracts	1,974,133	1,813,244
Unearned premiums	1,723,767	1,534,625
Other reinsurance balances payable	202,549	238,578
Deposit liabilities	328,588	252,217
Net tax liabilities	284,442	387,647
Accounts payable, accrued expenses and other	291,350	290,265
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,272,136	16,046,936

Shareholders’ Equity
Common shares (par value $1.00; issued: 2013, 86,657,045 shares; 2012, 85,459,905 shares)	86,657	85,460
Preferred shares (par value $1.00; issued and outstanding: 2013, 34,150,000 shares; 2012, 35,750,000 shares; aggregate liquidation value: 2013, $853,750; 2012, $893,750)	34,150	35,750
Additional paid-in capital	3,901,627	3,861,844
Accumulated other comprehensive (loss) income	(12,238)	10,597
Retained earnings	5,406,797	4,952,002
Common shares held in treasury, at cost (2013, 34,213,611 shares; 2012, 26,550,530 shares)	(2,707,461)	(2,012,157)

Total shareholders’ equity attributable to PartnerRe	6,709,532	6,933,496
Noncontrolling interests	56,627	—

Total shareholders’ equity	6,766,159	6,933,496

Total liabilities and shareholders’ equity	$23,038,295	$22,980,432

Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$109.26	$100.84

Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$98.49	$90.86

Number of Common Share and Common Share Equivalents Outstanding (2)	53,596,034	59,893,366

(1)	Excludes the aggregate liquidation value of preferred shares (2013, $853,750; 2012, $893,750) and noncontrolling interests (2013, $56,627; 2012, $Nil).
(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

	For the three months ended December 31, 2013
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total

Gross premiums written	$372	$128	$423	$18	$941	$250	$—	$1,191

Net premiums written	$372	$128	$419	$18	$937	$249	$—	$1,186
Decrease (increase) in unearned premiums	45	85	(4)	99	225	9	1	235

Net premiums earned	$417	$213	$415	$117	$1,162	$258	$1	$1,421
Losses and loss expenses and life policy benefits	(293)	(110)	(223)	(51)	(677)	(202)	—	(879)
Acquisition costs	(98)	(62)	(105)	(11)	(276)	(42)	—	(318)

Technical result	$26	$41	$87	$55	$209	$14	$1	$224

Other income					—	3	—	3
Other operating expenses					(70)	(19)	(42)	(131)

Underwriting result					$139	$(2)	n/a	$96

Net investment income						15	99	114

Allocated underwriting result (1)						$13	n/a	n/a

Net realized and unrealized investment gains							99	99
Interest expense							(12)	(12)
Amortization of intangible assets							(6)	(6)
Net foreign exchange losses							(8)	(8)
Income tax expense							(11)	(11)
Interest in earnings of equity investments							4	4

Net income							n/a	$276

Loss ratio (2)	70.2%	51.5%	53.8%	43.2%	58.2%
Acquisition ratio (3)	23.5	29.4	25.2	9.5	23.8

Technical ratio (4)	93.7%	80.9%	79.0%	52.7%	82.0%
Other operating expense ratio (5)					6.0

Combined ratio (6)					88.0%

	For the three months ended December 31, 2012
	North America	Global (Non- U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$297	$85	$327	$24	$733	$198	$—	$931

Net premiums written	$297	$85	$316	$25	$723	$197	$—	$920
Decrease in unearned premiums	16	98	23	101	238	8	2	248

Net premiums earned	$313	$183	$339	$126	$961	$205	$2	$1,168
Losses and loss expenses and life policy benefits	(248)	(88)	(252)	(45)	(633)	(168)	—	(801)
Acquisition costs	(73)	(47)	(80)	(12)	(212)	(33)	—	(245)

Technical result	$(8)	$48	$7	$69	$116	$4	$2	$122

Other income					2	1	—	3
Other operating expenses					(70)	(15)	(27)	(112)

Underwriting result					$48	$(10)	n/a	$13

Net investment income						15	121	136

Allocated underwriting result (1)						$5	n/a	n/a

Net realized and unrealized investment gains							5	5
Interest expense							(12)	(12)
Amortization of intangible assets							(5)	(5)
Net foreign exchange losses							(3)	(3)
Income tax expense							(23)	(23)
Interest in earnings of equity investments							1	1

Net income							n/a	$112

Loss ratio (2)	79.2%	48.5%	74.3%	35.6%	65.9%
Acquisition ratio (3)	23.2	25.6	23.5	9.8	22.0

Technical ratio (4)	102.4%	74.1%	97.8%	45.4%	87.9%
Other operating expense ratio (5)					7.4

Combined ratio (6)					95.3%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

	For the year ended December 31, 2013
		Global			Total	Life
	North	(Non-U.S.)	Global		Non-life	and Health	Corporate
	America	P&C	Specialty	Catastrophe	segment	segment	and Other	Total
Gross premiums written	$1,601	$818	$1,676	$495	$4,590	$972	$8	$5,570

Net premiums written	$1,587	$811	$1,579	$450	$4,427	$964	$6	$5,397
(Increase) decrease in unearned premiums	(54)	(68)	(73)	3	(192)	(7)	—	(199)

Net premiums earned	$1,533	$743	$1,506	$453	$4,235	$957	$6	$5,198
Losses and loss expenses and life policy benefits	(975)	(373)	(920)	(132)	(2,400)	(760)	2	(3,158)
Acquisition costs	(351)	(196)	(362)	(44)	(953)	(125)	—	(1,078)

Technical result	$207	$174	$224	$277	$882	$72	$8	$962

Other income					3	11	3	17
Other operating expenses					(259)	(71)	(170)	(500)

Underwriting result					$626	$12	n/a	$479

Net investment income						61	423	484

Allocated underwriting result (1)						$73	n/a	n/a

Net realized and unrealized investment losses							(161)	(161)
Interest expense							(49)	(49)
Amortization of intangible assets							(27)	(27)
Net foreign exchange losses							(18)	(18)
Income tax expense							(49)	(49)
Interest in earnings of equity investments							14	14

Net income							n/a	$673

Loss ratio (2)	63.6%	50.2%	61.1%	29.0%	56.7%
Acquisition ratio (3)	22.9	26.4	24.0	9.7	22.5

Technical ratio (4)	86.5%	76.6%	85.1%	38.7%	79.2%
Other operating expense ratio (5)					6.1

Combined ratio (6)					85.3%

	For the year ended December 31, 2012
		Global			Total	Life
	North	(Non-U.S.)	Global		Non-life	and Health	Corporate
	America	P&C	Specialty	Catastrophe	segment	segment	and Other	Total
Gross premiums written	$1,221	$684	$1,505	$500	$3,910	$802	$6	$4,718

Net premiums written	$1,219	$681	$1,415	$453	$3,768	$799	$6	$4,573
(Increase) decrease in unearned premiums	(43)	(3)	(42)	4	(84)	(4)	1	(87)

Net premiums earned	$1,176	$678	$1,373	$457	$3,684	$795	$7	$4,486
Losses and loss expenses and life policy benefits	(816)	(415)	(821)	(103)	(2,155)	(647)	(3)	(2,805)
Acquisition costs	(291)	(167)	(321)	(42)	(821)	(116)	—	(937)

Technical result	$69	$96	$231	$312	$708	$32	$4	$744

Other income					5	4	3	12
Other operating expenses					(257)	(52)	(102)	(411)

Underwriting result					$456	$(16)	n/a	$345

Net investment income						64	507	571

Allocated underwriting result (1)						$48	n/a	n/a

Net realized and unrealized investment gains							494	494
Interest expense							(49)	(49)
Amortization of intangible assets							(32)	(32)
Net foreign exchange losses							—	—
Income tax expense							(204)	(204)
Interest in earnings of equity investments							10	10

Net income							n/a	$1,135

Loss ratio (2)	69.4%	61.3%	59.8%	22.4%	58.5%
Acquisition ratio (3)	24.7	24.6	23.4	9.3	22.3

Technical ratio (4)	94.1%	85.9%	83.2%	31.7%	80.8%
Other operating expense ratio (5)					7.0

Combined ratio (6)					87.8%